Exhibit 10.1

Execution Version

October 17, 2024

Mind Medicine (MindMed) Inc.

One World Trade Center

Suite 8500

New York, NY 10007

Re: Warrant Exchange Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms the agreement of Mind Medicine (MindMed) Inc. (the “Company”), and the holders of the common shares, without par value, of the Company listed on Schedule I attached hereto (the “Shareholders”), pursuant to which the Shareholders have agreed to exchange an aggregate of 8,000,000 common shares of the Company (the “Common Shares”) beneficially owned or owned of record, as applicable, by the Shareholders, in consideration for pre-funded warrants to purchase up to an aggregate of 8,000,000 common shares of the Company (each such common share, a “Warrant Share” and all such common shares, the “Warrant Shares”), substantially in the form attached hereto as Exhibit A (the “Warrants”) on the terms specified below.

In consideration of the foregoing, the Company and each of the Shareholders agree as follows:

(1)            No later than the close of business on the second business day after the date hereof, or such other date as mutually agreed upon by the parties to this Agreement (the “Exchange Closing Date”), and subject to the satisfaction or waiver of the conditions set forth herein, the Shareholders shall exchange the Common Shares for the Warrants, as set forth on Schedule I attached hereto (the “Exchange”). The Exchange shall be consummated in reliance upon an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On or prior to the Exchange Closing Date:

(a)            (i) each Shareholder shall irrevocably instruct Computershare Investor Services Inc. (the “Transfer Agent”) to transfer to the Company the Common Shares set forth opposite from its name on Schedule I attached hereto and (ii) the Company shall irrevocably instruct the Transfer Agent to cancel such Common Shares;

(b)            the Company shall issue and deliver to the Shareholders the Warrants exercisable for the Warrant Shares, in the amounts and in the names set forth on Schedule I attached hereto and shall reserve an aggregate of 8,000,000 Common Shares, issuable upon the exercise of the Warrants; and

(2)            Concurrently with entering into this Agreement, the Company and each of the Shareholders shall enter into Amendment No. 1 to the Registration Rights Agreement by and between the Company and the Shareholders (“Amendment No. 1”), pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a prospectus supplement pursuant to Rule 424(b) promulgated by the Commission pursuant to the Securities Act covering the resale of the Warrant Shares.

(3)            Concurrently with entering into this Agreement, and pursuant to the terms of Amendment No. 1, each Shareholder shall furnish to the Company a completed Selling Stockholder Questionnaire, as defined in Amendment No. 1.

(4)            The Company represents and warrants to the Shareholders as follows:

(a)            Neither the Company, nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(b)            Assuming the representations and warranties of the Shareholders contained herein are true and complete, the Exchange will qualify for the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

(c)            Each of the Company and its Subsidiaries (as defined below), is duly incorporated or formed, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as applicable, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on February 28, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the Commission on August 13, 2024, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all material contracts by which it is bound. All of the Subsidiaries are wholly owned by the Company. Each of the Company and the Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a material adverse effect. The subsidiaries set forth on Schedule II attached hereto (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(d)            The Company has the requisite corporate power and authority to enter into this Agreement, Amendment No. 1 and the Warrants (the “Transaction Documents”) and to perform its obligations under and consummate the transactions contemplated hereby or thereby. Each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)            The Company has reserved a sufficient number of common shares of the Company as may be necessary to fully permit the exercise of the Warrants as of the date of issuance and the issuance of the Warrant Shares, without regard to any adjustment provisions or beneficial ownership limits set forth in the Warrants.

(f)             There is no action, suit, or any proceeding or, to the Company’s knowledge, investigation, by or before any governmental authority pending against the Company that challenges the consummation by the Company of this Agreement or the transactions contemplated hereby or would, individually or in the aggregate, otherwise reasonably be expected to have a material adverse effect on the business, management, financial position or results of operations of the Company and its Subsidiaries taken as a whole or its ability to consummate the Exchange.

(g)            The issuance of the Warrants and the Warrant Shares to be issued upon exercise of the Warrants in accordance with the terms of the such Warrants has been duly authorized and the Warrants, when delivered to the Shareholders pursuant to the Exchange in accordance with the terms of this Agreement, and the Warrant Shares, when issued to the Shareholders upon exercise of the Warrants in accordance with the terms of the Warrants, (i) will be validly issued, fully paid and non-assessable, (ii) will be free and clear of any lien, pledge, restriction or other encumbrance, option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements other than restrictions on transfer under applicable securities laws and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights (other than any such rights that have been waived prior to the date of this Agreement).

(h)            The execution, delivery and performance by the Company of the Transaction Documents and the issuance and delivery of the Warrants to be issued by the Company under the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Warrants and the reservation of a sufficient number of common shares of the Company as may be necessary to fully permit the exercise of the Warrants as of the date of issuance and the issuance of Warrant Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, except for such conflicts, breaches, violations or defaults (other than any such conflicts, breaches, violations or defaults that have been waived prior to the date of this Agreement) that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(i)             Except for any Current Report on Form 8-K to be filed by the Company in connection with the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the truth and accuracy of the representations and warranties of the Shareholders in Section 5, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The Nasdaq Stock Market LLC (“Nasdaq”)), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance and delivery of the Warrants to be issued pursuant to the Transaction Documents other than such as have been or will be made or obtained. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 2(i).

(j)             Assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Shareholders herein, the issuance of the Warrants in the Exchange will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act and the issuance of the Warrant Shares upon the subsequent exercise of the Warrants will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act if such exercise is effected through a “cashless exercise” pursuant to the terms of the Warrants.

(k)            As of the execution of this Agreement, other than with respect to the transactions contemplated hereby, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time, by the Company but which has not been so publicly announced or disclosed.

(5)            Each Shareholder, as to itself only, represents and warrants to the Company as follows:

(a)            The Shareholder has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Shareholder that would reasonably be expected to have a material effect on the Shareholder’s ability to consummate the Exchange and the Shareholder has taken all necessary action required for the due authorization, execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby.

(b)            The Shareholder is the beneficial owner of, and has valid and marketable title to, the Common Shares set forth opposite from its name on Schedule I attached hereto, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions on transfer under applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Common Shares set forth opposite from its name on Schedule I attached hereto, free and clear of any lien, pledge, restriction or other encumbrance. The Shareholder is not a party to or bound by, and the Common Shares set forth opposite from its name on Schedule I attached hereto are not subject to, any agreement (other than this Agreement), understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Common Shares to any person, (ii) restricting its right to surrender and exchange such Common Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Common Shares. The Shareholder purchased the Common Shares set forth opposite from its name on Schedule I attached hereto from the Company pursuant to the Securities Purchase Agreement, dated as of March 7, 2024, by and among the Company and the Shareholders.

(c)            Neither the Shareholder nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange, and the Shareholder has received no consideration for the Common Shares set forth opposite from its name on Schedule I attached hereto other than the Warrant.

(d)            The Shareholder acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in the Transaction Documents and that the Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Shareholder.

(e)            There is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Shareholder’s knowledge, investigation, by or before any governmental authority pending, or to the Shareholder’s knowledge, currently threatened against the Shareholder that challenges the consummation by the Shareholder of this Agreement or the transactions contemplated hereby or would, individually or in the aggregate, otherwise reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(f)             The Shareholder will acquire the Warrant as principal and is not resident in any jurisdiction of Canada.

(g)            The Shareholder understands that the Warrant and the Warrant Shares to be issued upon exercise of the Warrant (i) are “restricted securities” and the offer and sale thereof have not been registered under the Securities Act or any applicable state securities law, and (ii) have not been qualified for distribution in Canada, and may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or a prospectus exemption. The Shareholder has independently made its own analysis and decision to invest in the Warrant and the Warrant Shares to be issued upon exercise of the Warrant.

(6)            Restrictions on Transferability.

(a)            The Warrants and the Warrant Shares to be issued upon exercise of the Warrants may only be disposed of in compliance with state, provincial and federal securities laws. In connection with any transfer of the Warrants and the Warrant Shares other than pursuant to an effective registration statement or Rule 144 promulgated by the Commission pursuant to the Securities Act (“Rule 144”), to the Company or to an affiliate of the Shareholders, the Company may require the transferor thereof to provide to the Company customary representations and other documentation (which shall not include a legal opinion), the form and substance of which shall be reasonably satisfactory to the Company, to enable the Company and its counsel to conclude that such transfer does not require registration under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Shareholder under this Agreement.

(b)            Each Shareholder agrees to the imprinting, so long as is required by this Section 6, of a legend on the Warrant to be issued to such Shareholder and the Warrant Shares to be issued upon exercise of such Warrant in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)            Certificates evidencing the Warrants Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Warrant Shares is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), and the earliest of clauses (i) through (iv), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Shareholder, which opinion shall be in form and substance reasonably acceptable to the Shareholder. From and after the Delegend Date, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 6, it will, no later than one (1) Trading Day following the delivery by a Shareholder to the Company or the Transfer Agent of a certificate representing the Warrant Shares issued with a restrictive legend along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent, including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent, deliver or cause to be delivered to the Shareholder a certificate representing such common shares of the Company that is free from all restrictive and other legends or, at the request of the Shareholder shall credit the account of the Shareholder’s broker with the Depository Trust Company System as directed by the Shareholder. “Trading Day” means any weekday on which Nasdaq, or other trading market on which the Warrant Shares are primarily listed on and quoted for trading, is normally open for trading.

(d)            Each Shareholder agrees with the Company that such Shareholder will sell the Warrant and any Warrant Shares to be issued upon exercise of the Warrant pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Warrant or any Warrant Shares to be issued upon exercise of such Warrant are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from any certificate representing the Warrant or such Warrant Shares as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

(7)            The Company shall reimburse the Shareholders up to an aggregate of USD$25,000 for reasonable out-of-pocket fees and disbursements of counsel actually incurred by the Shareholders in connection with the proposed Exchange; provided that if this Agreement is terminated by the Shareholders prior to the Exchange Closing Date, the Company shall have no such reimbursement obligation. Except as provided in the immediately preceding sentence, each party shall pay all costs and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

(8)            This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the internal laws of the State of New York.

(9)            In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Shareholder and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(10)          No provision of this Agreement may be amended or modified except upon the written agreement of the Company and the Shareholders, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of such waiver is sought.

(11)          All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto. The Shareholders may not assign this Agreement or its rights hereunder without the Company’s prior written agreement.

(12)          This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(13)          At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof (the “Disclosure Time”), the Company shall file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) announcing the Exchange, which Disclosure Document the Company acknowledges and agrees will disclose all material nonpublic information with respect to the Exchange and any other information otherwise communicated by the Company to the Shareholder that constitutes material non-public information. Immediately following the filing of the Disclosure Document, the Shareholders shall not be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, affiliates, employees or agents that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) the Disclosure Time and (ii) the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Shareholders or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Shareholders and their respective affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Shareholders, the Company shall not disclose the name of the Shareholders in the Disclosure Document or in any other filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel, in which case the Company shall provide the Shareholders with written notice of such disclosure permitted under this Section (13) prior to such disclosure and reasonably consult with the Shareholders regarding such disclosure.

(14)          Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail prior to 5:30 P.M., New York City time, on a Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail on a day that is not a Trading Day or on or after 5:30 P.M., New York City time, on any Trading Day so long as the sender of an e-mail has not received an automated notice of delivery failure from the proposed recipient’s computer server, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, and (iv) upon actual receipt by the person to whom such notice is required to be given, if by hand delivery.

(15)          This Agreement represents the entire agreement and understanding among the parties regarding the terms and conditions of the Exchange and supersedes all prior agreements related thereto.

[SIGNATURE PAGES FOLLOW]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Shareholders:

Commodore Capital Master LP

By:	/s/ Michael Kramarz, MD
Name:	Michael Kramarz, MD
Title:	Authorized Signatory

Deep Track Biotechnology Master Fund, LTD

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

[Signature Page to Exchange Agreement]

Acknowledged and agreed to:

Mind Medicine (MindMed) Inc.

By:	/s/ Robert Barrow
Name:	Robert Barrow
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

SCHEDULE I

Shareholder	Common Shares to be Exchanged	Broker Name	Broker DTC #	Warrants to be received in the Exchange will be exercisable for the following number of Warrant Shares
Commodore Capital Master LP	4,000,000	J.P. Morgan Securities LLC	#352	4,000,000
Deep Track Biotechnology Master Fund, LTD	4,000,000	Morgan Stanley & Co. LLC	#5	4,000,000

SCHEDULE II

Mind Medicine, Inc.

MindMed Discover GmbH

MindMed Pty Ltd

Healthmode, Inc.

EXHIBIT A

FORM OF WARRANT TO PURCHASE COMMON SHARES